Exhibit 99.1
Arista Networks, Inc. Reports Third Quarter 2018 Financial Results
Delivers Record Earnings while Exceeding Cumulative Shipments of 20 Million Cloud Networking Ports
SANTA CLARA, Calif.-- November 1, 2018 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven, cognitive cloud networking for large-scale datacenter and campus environments, today announced financial results for its third quarter ended September 30, 2018.
Third Quarter Financial Highlights

•	Revenue of $563.3 million, an increase of 8.4% compared to the second quarter of 2018, and an increase of 28.7% from the third quarter of 2017.

•	GAAP gross margin of 64.2%, compared to GAAP gross margin of 64.2% in the second quarter of 2018 and 64.1% in the third quarter of 2017.

•	Non-GAAP gross margin of 64.6%, compared to non-GAAP gross margin of 64.5% in the second quarter of 2018 and 64.4% in the third quarter of 2017.

•	GAAP net income of $168.5 million, or $2.08 per diluted share, compared to GAAP net income of $133.7 million, or $1.68 per diluted share, in the third quarter of 2017.

•	Non-GAAP net income of $171.3 million, or $2.11 per diluted share, compared to non-GAAP net income of $128.2 million, or $1.62 per diluted share, in the third quarter of 2017.
"As Arista completes its first decade of customer shipments, I am proud of the many milestones we have achieved. These include our entry into the prestigious S&P 500, cumulative shipments of more than 20 million cloud networking ports and another quarter of record earnings in Q3 2018.” stated Jayshree Ullal, Arista President and CEO.
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, “The business continued to execute well across key financial metrics in the quarter, with continued healthy revenue growth and earnings expansion”.
Company Highlights

•	Arista completes its first two acquisitions, Mojo Networks for Cloud Networking Expansion, and MetaMako, a leader in low-latency FPGA-enabled network solutions.

•	Arista introduces 400 Gigabit Platforms, addressing growing bandwidth demands of cloud networks.

•	Arista Extends Hybrid Cloud Networking Solution for Microsoft Azure Stack.

•	Arista ranked #8 on the Fortune 100 Fastest Growing Companies 2018.

•	Arista completes its first decade of customer shipments.
Financial Outlook
For the fourth quarter of 2018, we expect:

•	Revenue between $582 and $594 million

•	Non-GAAP gross margin between 63% to 65%, and

•	Non-GAAP operating margin of approximately 35%
Guidance for non-GAAP financial measures excludes estimated legal expenses of approximately $1 million associated with the OptumSoft litigation, stock-based compensation expense, amortization of acquisition-related intangible assets, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below).

Prepared Materials and Conference Call Information
Arista executives will discuss third quarter 2018 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial (833) 287-7905 in the United States or (647) 689-4469 from outside the US. The Conference ID is 5078518.
The financial results conference call will also be available via live webcast on our investor relations website at http://investors.arista.com/. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the fourth quarter of fiscal 2018, and statements regarding the benefits from the introduction of new products. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including risks associated with: Arista Networks’ limited operating history; Arista Networks’ rapid growth; Arista Networks’ customer concentration; the evolution and growth of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; changes in our customer’s demand for our products and services; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; customer order patterns or customer mix; the timing of orders and manufacturing and customer lead times; increased competition in our products and service markets; dependence on the introduction and market acceptance of new product offerings and standards; the benefits and impact of acquisitions; rapid technological and market change; Arista Networks’ dispute with OptumSoft; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s most recent Quarterly Report on Form 10-Q filed with the SEC on August 8, 2018, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com/ and on the SEC’s website at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports certain non-GAAP financial measures that exclude stock-based compensation expense, legal fees and bond costs and recoveries associated with the OptumSoft and Cisco litigation, acquisition-related costs, including external professional fees and severance costs, amortization of acquisition-related intangible assets, other non-recurring charges or benefits, and the income tax effect of these non-GAAP exclusions. In addition, non-GAAP financial measures exclude net tax benefits associated with stock-based awards, which include excess tax benefits, other discrete indirect effects of such awards, and acquisition-related tax expense. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP net income, net income per diluted share, gross margin, or operating margin. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The Company’s guidance for non-GAAP financial measures excludes stock-based compensation expense, expenses associated with the OptumSoft litigation, amortization of acquisition-related intangible assets, and other non-recurring items. The Company does not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. Stock-based compensation expense is impacted by the Company’s future hiring and retention needs and the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense will have a significant impact on the Company’s GAAP gross margin and GAAP operating margin. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
About Arista Networks
Arista Networks pioneered software-driven, cognitive cloud networking for large-scale datacenter and campus environments. Arista's award-winning platforms redefine and deliver availability, agility, automation, analytics and security. Arista has shipped more than twenty million cloud networking ports worldwide with CloudVision and EOS, an advanced network operating system. Committed to open standards across private, public and hybrid cloud solutions, Arista products are supported worldwide directly and through partners.
ARISTA, EOS, CloudVision, and Cognitive WiFi are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners. Additional information and resources can be found at www.arista.com.

Investor Contacts:
Charles Yager Product and Investor Advocacy (408) 547-5892 cyager@arista.com	Chuck Elliott Business and Investor Development (408) 547-5549 chuck@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Operations
(Unaudited in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Product	$485,481	$380,344	$1,337,865	$1,025,615
Service	77,828	57,289	217,778	152,704
Total revenue	563,309	437,633	1,555,643	1,178,319
Cost of revenue:
Product	187,764	145,874	516,077	390,116
Service	13,962	11,142	41,181	33,599
Total cost of revenue	201,726	157,016	557,258	423,715
Total gross profit	361,583	280,617	998,385	754,604
Operating expenses:
Research and development	117,589	79,610	324,029	242,414
Sales and marketing	47,903	40,640	136,231	116,297
General and administrative	15,321	19,535	53,420	65,009
Legal settlement	—	—	405,000	—
Total operating expenses	180,813	139,785	918,680	423,720
Income from operations	180,770	140,832	79,705	330,884
Other income (expense), net:
Interest expense	(673)	(701)	(2,040)	(2,039)
Other income (expense), net	9,292	2,136	12,646	4,280
Total other income (expense), net	8,619	1,435	10,606	2,241
Income before income taxes	189,389	142,267	90,311	333,125
Provision for (benefit from) income taxes	20,865	8,545	(67,482)	13,757
Net income	$168,524	$133,722	$157,793	$319,368
Net income attributable to common stockholders:
Basic	$168,439	$133,540	$157,706	$318,643
Diluted	$168,445	$133,555	$157,713	$318,704
Net income per share attributable to common stockholders:
Basic	$2.25	$1.84	$2.12	$4.43
Diluted	$2.08	$1.68	$1.95	$4.06
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	75,011	72,588	74,506	71,903
Diluted	81,018	79,322	80,844	78,528

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP gross profit	$361,583	$280,617	$998,385	$754,604
GAAP gross margin	64.2%	64.1%	64.2%	64.0%
Stock-based compensation expense	1,268	1,113	3,706	3,224
Intangible asset amortization	1,198	—	1,198	—
Non-GAAP gross profit	$364,049	$281,730	$1,003,289	$757,828
Non-GAAP gross margin	64.6%	64.4%	64.5%	64.3%

GAAP income from operations	$180,770	$140,832	$79,705	$330,884
Stock-based compensation expense	23,254	20,152	66,583	54,991
Litigation expense (benefit) (1)	(100)	7,857	10,554	31,280
Legal settlement (2)	—	—	405,000	—
Intangible asset amortization	1,610	—	1,610	—
Acquisition-related costs	3,432	—	3,432	—
Non-GAAP income from operations	$208,966	$168,841	$566,884	$417,155
Non-GAAP operating margin	37.1%	38.6%	36.4%	35.4%

GAAP net income	$168,524	$133,722	$157,793	$319,368
Stock-based compensation expense	23,254	20,152	66,583	54,991
Litigation expense (benefit) (1)	(100)	7,857	10,554	31,280
Legal settlement (2)	—	—	405,000	—
Intangible asset amortization	1,610	—	1,610	—
Acquisition-related costs	3,432	—	3,432	—
Unrealized loss on investments in privately-held companies, net	—	—	9,100	—
Acquisition-related tax expense	5,853	—	5,853	—
Tax benefit on stock-based awards	(26,130)	(24,562)	(84,448)	(73,255)
Income tax effect on non-GAAP exclusions	(5,149)	(8,947)	(114,340)	(26,885)
Non-GAAP net income	$171,294	$128,222	$461,137	$305,499

GAAP diluted net income per share attributable to common stockholders	$2.08	$1.68	$1.95	$4.06
Non-GAAP adjustments to net income	0.03	(0.06)	3.75	(0.17)
Non-GAAP diluted net income per share	$2.11	$1.62	$5.70	$3.89

Weighted-average shares used in computing diluted net income per share attributable to common stockholders	81,018	79,322	80,844	78,528

Summary of Stock-Based Compensation Expense:
Cost of revenue	$1,268	$1,113	$3,706	$3,224
Research and development	12,010	11,048	34,700	30,977
Sales and marketing	6,537	5,115	18,771	12,651
General and administrative	3,439	2,876	9,406	8,139
Total	$23,254	$20,152	$66,583	$54,991

(1)	Includes legal fees and bond costs and recoveries associated with the Optumsoft and Cisco litigation.

(2)	Represents one-time charges associated with the settlement of our lawsuit with Cisco on August 6, 2018.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$524,687	$859,192
Marketable securities	1,137,112	676,363
Accounts receivable	322,053	247,346
Inventories	216,313	306,198
Prepaid expenses and other current assets	235,881	177,330
Total current assets	2,436,046	2,266,429
Property and equipment, net	75,397	74,279
Acquisition-related intangible assets, net	62,110	—
Goodwill	55,168	—
Investments	35,036	36,136
Deferred tax assets	114,282	65,125
Other assets	20,199	18,891
TOTAL ASSETS	$2,798,238	$2,460,860
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$85,097	$52,200
Accrued liabilities	103,108	133,827
Deferred revenue	318,850	327,706
Other current liabilities	32,727	16,172
Total current liabilities	539,782	529,905
Income taxes payable	42,470	34,067
Lease financing obligations, non-current	36,040	37,673
Deferred revenue, non-current	211,005	187,556
Other long-term liabilities	23,065	9,745
TOTAL LIABILITIES	852,362	798,946
STOCKHOLDERS’ EQUITY:
Common stock	8	7
Additional paid-in capital	929,829	804,731
Retained earnings (1)	1,020,481	859,114
Accumulated other comprehensive loss	(4,442)	(1,938)
TOTAL STOCKHOLDERS’ EQUITY	1,945,876	1,661,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,798,238	$2,460,860
____________________________
(1) The adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), and ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, in the first quarter of 2018 resulted in an adjustment to increase the retained earnings balance by $3.6 million as of January 1, 2018.

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017 As Adjusted (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$157,793	$319,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	18,440	15,355
Stock-based compensation	66,583	54,991
Deferred income taxes	(49,615)	(22,743)
Unrealized loss on investments in privately-held companies, net	9,100	—
Amortization (accretion) of investment premiums (discounts)	(1,863)	1,106
Changes in operating assets and liabilities:
Accounts receivable, net	(68,192)	40,508
Inventories	98,284	(96,667)
Prepaid expenses and other current assets	(50,507)	(20,973)
Other assets	(767)	(1,560)
Accounts payable	30,515	(46,075)
Accrued liabilities	(35,917)	4,175
Deferred revenue	13,161	192,210
Income taxes payable	10,311	7,421
Other liabilities	9,974	847
Net cash provided by operating activities	207,300	447,963
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of marketable securities	366,999	135,483
Purchases of marketable securities	(827,198)	(325,414)
Business acquisitions, net of cash acquired	(95,640)	—
Purchases of property and equipment	(17,613)	(12,159)
Investments in privately-held companies	(8,000)	—
Proceeds from repayment of notes receivable	—	3,000
Other investing activities	(2,000)	—
Net cash used in investing activities (1)	(583,452)	(199,090)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(1,392)	(1,170)
Proceeds from issuance of common stock under equity plans	49,642	41,870
Tax withholding paid on behalf of employees for net share settlement	(6,914)	(2,457)
Net cash provided by financing activities	41,336	38,243
Effect of exchange rate changes	(984)	697
NET INCREASE/(DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(335,800)	287,813
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period (1)	864,697	572,168
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period (1)	$528,897	$859,981
____________________________________
(1) The adoption of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash ("ASU 2016-18"), in the first quarter of 2018 requires the Company to include restricted cash together with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts presented on the statements of cash flows. As a result, for the nine months ended September 30, 2017, the beginning-of-period and end-of-period amounts increased by $4.2 million and $5.5 million, respectively, and net cash used in investing activities decreased by $1.3 million.